Exhibit 10.2

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is deemed to be effective as of October 17, 2017 (the “Effective Date”), by and among Neothetics, Inc., a Delaware corporation (the “Company”), Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), and Invesco Asset Management Limited (“Invesco”), acting as agent for and on behalf of its discretionary managed clients indicated on the signature page hereto (the “Funds”).

RECITALS

A. Reference is made to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 17, 2017, by and among the Company, Evofem and Nobelli Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub will be merged with and into Evofem with Evofem remaining as the surviving entity and as a wholly owned subsidiary of the Company (the “Merger”). Terms used herein but not otherwise defined will have the meanings set forth in the Merger Agreement.

B. Invesco desires to cause the Funds to purchase from the Company, and the Company desires to sell to the Funds, 9,672,550 shares of the Company’s Common Stock, par value $0.0001 per share (subject to adjustment as provided in Section 1.12(b) of the Merger Agreement) (such shares of the Company’s Common Stock, the “Shares”) in exchange for the payment of an aggregate purchase price of Twenty Million United States Dollars (US $20,000,000.00) and on the additional terms and conditions hereinafter set forth.

C. As a condition of, material inducement to, and consideration for the willingness of Invesco to enter into this Agreement and for the Funds to purchase the Shares, Evofem desires to issue to the Funds immediately prior to the Effective Time, and Invesco desires to cause the Funds to accept from Evofem immediately prior to the Effective Time, a warrant to purchase up to 158,999,371 shares of Evofem Common Stock, par value $0.001 per share (subject to adjustment as provided in Section 1.12(b) of the Merger Agreement), in substantially the form attached hereto as Exhibit A (such warrant, the “Warrant”; such shares of Evofem Common Stock issuable upon exercise of the Warrant in accordance with Section 1(b) below, the “Warrant Shares”).

D. The Warrant shall be fully exercised immediately prior to and contingent upon the completion of the Merger such that, immediately following such exercise, the Warrant Shares will be eligible to receive shares of Parent Common Stock in the Merger upon the Effective Time of the Merger.

1. Purchase and Sale of the Shares by the Company; Issuance and Exercise of the Warrant.

a. Sale and Issuance of the Shares. Subject to the terms and conditions of this Agreement, Invesco agrees to cause the Funds to purchase at the Closing (as defined below), and the Company agrees to sell and issue the Funds at the Closing, the Shares in exchange for the aggregate purchase price of Twenty Million United States Dollars (US $20,000,000.00) (the “Purchase Price”).

b. Issuance and Exercise of the Warrant. Immediately prior to the Effective Time and subject to the terms and conditions of this Agreement, Evofem shall issue the Warrant to the Funds. Immediately following such issuance and immediately prior to the Effective Time, Invesco shall cause the Funds to exercise the Warrant by means of a cashless exercise as set forth therein.

c. Closing, Payment and Delivery of the Shares. Subject to fulfillment of the conditions set forth in Section 6 below, the consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of DLA Piper LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121 (or remotely via the exchange of documents and signatures) on the Effective Date. Immediately after the issuance of the Warrants and immediately after the Effective Time, Invesco shall cause the Funds to purchase the Shares by making payment to the Company and/or the Company’s designee by wire transfer of immediately available funds of the Purchase Price in accordance with the letter of direction delivered by the Company to Invesco in the form set forth in Exhibit B hereto.

d. Required Information. Invesco shall provide any information as may be reasonably requested by the Company or Evofem to issue the Shares or the Warrant Shares.

e. Termination. This Agreement shall automatically terminate upon the earliest of (i) termination of the Merger Agreement in accordance with its terms and (ii) at Invesco’s written election, the filing of any action, suit or other legal proceeding before a court, in each case, by Evofem, the Company or the other Company Support Agreement Signatories, and in each case, against Invesco, or any of its Affiliates, arising from the Merger Agreement or the transactions contemplated by the Merger Agreement.

f. Business Days. For the purposes of this Agreement, “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the City of London are authorized or obligated to close.

g. Delivery of Shares. At the Closing, the Company shall deliver to Invesco a copy of the irrevocable instructions to Philadelphia Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 2320 Haverford Rd., Suite 230, Ardmore, PA 19003 (the “Transfer Agent”), instructing the Transfer Agent to deliver evidence of a book entry position evidencing the Shares purchased by the Funds hereunder and, pursuant to the Merger Agreement, the Merger Shares, in the names of the Funds or such nominee(s) as designated by Invesco. The Shares, the Warrant, the Warrant Shares and the Merger Shares are referred to herein collectively as the “Securities”.

2. Company’s Representations and Warranties. The Company hereby represents and warrants to Invesco as of the Effective Date and as of the Closing as follows, subject to the exceptions as are disclosed prior to the Effective Date in the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), which SEC Reports as filed prior to the Effective Date shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the SEC Reports as filed prior to the Effective Date:

a. Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and sell the Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

b. Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the sale of the Shares, the performance of all obligations of the Company hereunder at the Closing, and the sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing.

c. No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which the Company is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws (or other charter documents) of the Company, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company is subject.

d. SEC Reports; Financial Statements. The Company has filed all SEC Reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

e. Capitalization. As of the Effective Date, the authorized capital stock of the Company and the issued and outstanding securities of the Company are set forth in Section 3.2 of the Merger Agreement. Immediately following the Merger and the consummation of the transactions contemplated herein, (i) the pro forma capitalization of the Company (assuming the Effective Time occurs in December 31, 2017 and after giving effect to the issuance of the Shares hereunder, but excluding the effect of the Post-Closing Series D Warrant) shall be as set forth in Exhibit C hereto, and (ii) the pro forma capitalization of the Company (assuming the Effective Time occurs on December 31, 2017 and after giving effect to the issuance of the Shares hereunder and the Post-Closing Series D Warrant) shall be as set forth on Exhibit D hereto.

f. Absence of Litigation. As of the Effective Date, neither the Company nor any of its directors is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency and is not the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body. As of the Effective Date, no such proceedings, investigation or inquiry are pending or, to the Company’s knowledge, threatened against the Company, and, to the Company’s knowledge, there are no circumstances likely to give rise to any such proceedings.

g. Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with its business and which the failure to so have could have a material adverse effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

h. Valid Issuance. The Shares issued hereunder will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3. Invesco Representations and Warranties. Invesco represents and warrants to the Company and Evofem that:

a. Requisite Power and Authority. Invesco has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Invesco’s part required for the lawful execution and delivery of this Agreement has been or will be taken prior to the Closing.

b. Account of Funds. The Securities are being acquired for investment for the Funds’ accounts, and not with a view to, or for resale in connection with, any distribution thereof in the United States, and Invesco has no present intention of selling or distributing any Securities in the United States. Invesco understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein. For the avoidance of doubt, this Section 3(b) is not intended to restrict the Funds’ ability to transfer the Securities outside the United States pursuant to Regulation S promulgated under the Securities Act. It is the parties’ understanding that the provisions of the Securities Act will not ordinarily restrict Invesco’s ability to transfer the Securities outside the United States pursuant to Regulation S promulgated under the Securities Act.

c. Access to Data. Invesco has had an opportunity to discuss the Company’s and Evofem’s business, management and financial affairs with the their respective management teams and to obtain any additional information which Invesco has deemed necessary or appropriate for deciding whether or not to purchase the Securities. Invesco acknowledges that no representations or warranties, oral or written, have been made by the Company, Evofem or any agent thereof with respect to the matters set forth herein except as set forth in this Agreement, the Merger Agreement and the Warrant.

d. No Fairness Determination. Invesco is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Securities.

e. Knowledge And Experience. Invesco has such knowledge and experience in financial and business matters, including investments in other start-up companies, that such entity or individual is capable of evaluating the merits and risks of the investment in the Securities and it is able to bear the economic risk of such investment. Invesco is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act, and as set forth on Schedule I attached hereto. Further, Invesco has such knowledge and experience in financial and business matters such that it is capable of utilizing the information made available in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities. Neither Invesco, nor any person or entity with whom Invesco will share beneficial ownership of the Securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

f. General Solicitation. Invesco is not, to Invesco’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

g. Residence. Invesco’s principal place of business or residence is and its investment decisions are made in the jurisdiction identified in the address or other jurisdiction set forth on the signature page.

4. Evofem Representations and Warranties. Evofem hereby represents and warrants to Invesco as of the Effective Date and as of the Closing as follows, subject to the exceptions as set forth in the schedules set forth below:

a. Organization, Good Standing and Qualification. Evofem is a corporation duly organized and validly existing under the laws of the State of Delaware. Evofem has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to carry on its business as presently conducted and, upon the requisite approval of Evofem’s stockholders of the Merger and the transactions contemplated herein, to carry out the provisions of this Agreement. Evofem is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Evofem or its business.

b. Authorization; Binding Obligations. All corporate action on the part of Evofem, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of Evofem hereunder, and the sale, issuance and delivery of the Warrant and Warrant Shares pursuant hereto has been taken or will be taken as of immediately prior to the Effective Time.

c. No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which Evofem is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws (or other charter documents) of Evofem, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Evofem is subject.

d. Capitalization. As of the Effective Date, the authorized capital stock of Evofem consists of (i) 157,836,540 shares of Evofem Common Stock, par value $0.001 per share, of which

76,359,923 are issued and outstanding, (ii) 12,768,492 shares of Evofem Series A Preferred Stock, par value $0.001 per share of which 12,618,279 have been issued and are outstanding, (iii) 31,034,696 shares of Evofem Series B Preferred Stock, par value $0.001 per share, of which 13,801,318 shares are issued and outstanding, (iv) 5,037,784 shares of Company Series C Preferred Stock of which 5,037,784 shares are issued and outstanding, (v) 8,660,572 shares of Evofem C-1 Preferred Stock, par value $0.001 per share, of which 8,558,686 shares are issued and outstanding, (vi) 80 shares of Evofem Series D Preferred Stock, par value $0.001 per share, of which 75 are issued and outstanding. No shares of capital stock are held in Evofem’s treasury. All outstanding shares of capital stock of Evofem are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. Immediately prior to the Effective Time of the Merger (assuming the Effective Time occurs on December 31, 2017 and after giving effect to the conversion of the Company Preferred Stock (other than the Company Series D Preferred Stock) and the exercise of the Warrant as contemplated by the Merger Agreement), Evofem’s capitalization shall be as set forth on Exhibit E hereto.

e. Absence of Litigation. As of the Effective Date, neither Evofem nor any of its directors is engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any statutory or governmental body, department, board or agency and is not the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body. As of the Effective Date, no such proceedings, investigation or inquiry are pending or, to Evofem’s knowledge, threatened against Evofem, and, to Evofem’s knowledge, there are no circumstances likely to give rise to any such proceedings.

f. Intellectual Property. Evofem has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with its business and which the failure to so have could have a material adverse effect (collectively, the “Evofem Intellectual Property Rights”). Evofem has not received a notice (written or otherwise) that any of, the Evofem Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. To Evofem’s knowledge, all such Evofem Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

g. Valid Issuance. The Warrant and the Warrant Shares issued hereunder will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

5. Restrictions on Transfer.

a. Each instrument evidencing the Shares, the Warrant and the Warrant Shares which may be purchased or acquired hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Company or Evofem, as applicable) shall be imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A

TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS JURISDICTIONS WHERE THEY ARE BEING SOLD.

b. Any book-entry evidence of the Shares or Merger Shares shall not contain any legend (including the legend set forth in Section 5(a) above), (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effective date of any registration statement if required by the Transfer Agent to effect the removal of the legend hereunder.

c. The Company will enter into the Registration Rights Agreement, attached as Exhibit G to the Merger Agreement (the “Registration Rights Agreement”), with Invesco (as agent for and on behalf of the Funds) and the other parties thereto, concurrently with the consummation of the Merger.

6. Conditions to Closing.

a. The obligation of Invesco to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by Invesco as to its obligation to consummate the transaction so contemplated:

i. Performance. The Company and Evofem shall have performed all obligations, covenants and agreements herein required to be performed by the Company and Evofem on or prior to the Closing.

ii. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all instruments and documents incidental thereto or required to be delivered prior to or at the Closing will be reasonably satisfactory in form and substance to Invesco.

iii. Authorization of Issuance. The Company’s board of directors shall have authorized the issuance and sale by it to Invesco pursuant to this Agreement of the Shares and Evofem’s board of directors shall have authorized the issuance of the Warrant and Warrant Shares by it to Invesco pursuant to this Agreement.

iv. Consents and Approvals. The Company and Evofem shall have obtained any and all consents (including (A) all governmental or regulatory consents, approvals or authorizations and (B) all shareholder approvals, in each case as required in connection with the valid execution and delivery of this Agreement, including under NASDAQ rules and regulations), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

v. No Amendments to Merger Agreement. There shall have been no amendment to or waiver of any provision of the Merger Agreement without the consent of Invesco that

(A) decreases the amount or changes the form of the Merger Consideration or any other consideration otherwise payable with respect to the Company Options and/or Company Warrants beneficially owned by Invesco, (B) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration or any other consideration otherwise payable with respect to the Company Options and/or Company Warrants beneficially owned by Invesco, (C) imposes any material restrictions or obligations on Invesco, or (D) otherwise amends the Merger Agreement in any material respect (in the case of this clause (D), with Invesco’s consent not to be unreasonably withheld).

vi. Certificates of the CEOs. With respect to Invesco’s exercise of the Warrant, (A) the Company shall have delivered to Invesco a written certificate executed by the Chief Executive Officer of the Company certifying that each of the conditions to the consummation of the Merger set forth in Sections 6.1 and 6.3 of the Merger Agreement, other than those conditions that by their nature or the terms of the Merger Agreement are to be satisfied at the consummation thereof, has been satisfied (the “Company CEO Certificate”), and (B) Evofem shall have delivered to Invesco a written certificate executed by the Chief Executive Officer of the Company certifying that each of the conditions to the consummation of the Merger set forth in Sections 6.1 and 6.2 of the Merger Agreement, other than those conditions that by their nature or the terms of the Merger Agreement are to be satisfied at the consummation thereof, has been satisfied (the “Evofem CEO Certificate”). With respect to Invesco’s obligation to pay the Purchase Price, the Merger shall have been consummated such that the Effective Time shall have occurred.

vii. Representations and Warranties. The representations and warranties of the Company and Evofem contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of the Company and Evofem contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

viii. Compliance with Laws. The Company and Evofem shall have complied with all applicable laws and regulations, including (but not limited to) the Financial Conduct Authority’s regulatory rules and regulations on collective investment schemes (COLL Regulations).

ix. Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed by the Company and delivered to Invesco.

b. The obligations of the Company and Evofem to consummate the transactions contemplated herein at the Closing are subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by the Company and Evofem as to their respective obligations to consummate the transaction so contemplated:

i. Performance. Invesco shall have performed all obligations, covenants and agreements herein required to be performed by Invesco on or prior to the Closing.

ii. Instruments and Documents. All instruments and documents required to carry out this Agreement or incidental thereto shall be reasonably satisfactory to the Company, Evofem and their respective counsels.

iii. Representations and Warranties. The representations and warranties of Invesco contained in this Agreement that are not qualified by materiality or similar qualification shall be true and correct in all material respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the representations and warranties of Invesco contained in this Agreement that are qualified by materiality or similar qualification shall be true and correct in all respects on and as of the Closing, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date.

iv. Merger. With respect to Evofem’s obligations to issue the Warrant and the Warrant Shares, each of the conditions to the consummation of the Merger set forth in Sections 6.1 and 6.3 of the Merger Agreement, other than those conditions that by their nature or the terms of the Merger Agreement are to be satisfied at the consummation thereof, shall have been satisfied and the Merger to be consummated immediately after the issuance and exercise of the Warrant. With respect to the Company’s obligations to issue the Shares, the Merger shall have been consummated such that the Effective Time will have occurred.

7. Reliance. Invesco is aware that the Company and Evofem are relying on the accuracy of the representations and warranties set forth in Section 3 hereof to establish compliance with Federal and State securities laws. If any such warranties or representations are not true and accurate in any respect as of the Closing, Invesco shall so notify the Company and Evofem in writing immediately and such inaccuracy shall be cause for rescission by the Company at its sole election or by Evofem at its sole election.

8. Acknowledgement. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, with respect to Invesco’s obligations hereunder, each of Evofem and the Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than Invesco has any liability, obligation or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent or otherwise, hereunder, whether based on contract, tort, strict liability or otherwise, and whether by or through attempted piercing of the corporate, limited liability or partnership veil or similar action, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, by or through a claim by or on behalf of Invesco or Evofem against Invesco or any Invesco Affiliate, or otherwise. For purposes of this Agreement, the term “Invesco Affiliate” means any former, current or future general or limited partner, investment manager or investment advisor, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, controlling person, assignee or Affiliate of Invesco of any of the foregoing (it being understood that the term Invesco Affiliate shall not include Invesco or Evofem). For the avoidance of doubt, neither Invesco nor any Invesco Affiliate is a party to, or has any obligations under, the Merger Agreement.

9. Miscellaneous.

a. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of one year.

b. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing set forth in this Agreement shall be construed to confer upon or give to any person (including any direct or indirect creditors) any rights or remedies under or by reason of this Agreement or to confer upon or give to any person any rights or remedies against any person other than the undersigned under or by reason of this Agreement. The exercise of any right to enforce this Agreement does not in itself give rise to any other rights or remedies, monetary or otherwise. Neither the rights nor the obligations of Invesco, the Company or Evofem under this Agreement may be assigned or delegated, in whole or in part, directly or indirectly, by operation of law or otherwise, without the prior written consent of the Invesco, the Company and Evofem; provided, however, that the obligations of Invesco under this Agreement may be assigned by Invesco to one or more of its Affiliates (including to one or more investment funds that are Affiliates of Invesco or managed by Invesco) that agree to assume Invesco’s obligations hereunder, provided that Invesco shall remain obligated to perform its obligations hereunder to the extent not performed by such Affiliate(s).

c. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto (and, as between the Company and Evofem, the Merger Agreement) constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Company and Invesco.

d. Title and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

f. Applicable Law. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles or conflicts of laws thereof.

g. Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the Court of Chancery of the State of Delaware or, if jurisdiction over the matter is vested exclusively in the federal courts, the United States District Court for the District of Delaware.

h. Authority; Signatories. The individual executing and delivering this Agreement on behalf of Invesco has been duly authorized and is duly qualified to execute and deliver this Agreement in connection with the Securities and the signature of such individual is binding upon Invesco. Each of the parties acknowledges and agrees that (a) Invesco is acting at all times as agent for and on behalf of the Funds; (b) Invesco shall have no liability to acquire the Shares allocated to the Funds under this Agreement; and (c) Invesco shall have no liability as principal in respect of the Funds’ obligations under this Agreement, including, but not limited to, the obligation to purchase the Shares from the Company.

i. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email before 11:59 p.m. (recipient’s time), when transmitted; (c) if sent by email on a day other than a Business Day, or if sent by email after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address set forth on the signature page hereof for Invesco and with respect to the Company and Evofem at their respective principal places of business (or to such other address as such party shall have specified in a written notice given to the other parties hereto).

(Signature Page to October 17, 2017, Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.

INVESCO

Invesco Asset Management Limited, as agent for and on behalf of the Invesco Perpetual High Income Fund, a sub fund of the Invesco Perpetual UK Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000231), and the Invesco Perpetual Income Fund, a sub fund of the Invesco Perpetual UK 2 Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000221)

By: /s/ Colin Fitzgerald
(Signature)

Colin Fitzgerald - Director

(Print Name and Title)

Invesco, Perpetual Park Drive

Henley, RG9 1HH

(Address)

(Signature Page to October 17, 2017, Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.

THE COMPANY

Neothetics, Inc.

By: /s/ Susan A. Knudson
Name: Susan A. Knudson
Title: Chief Financial Officer

Address:

Neothetics, Inc.

9171 Towne Centre Drive, Suite 250

San Diego, CA 92122

Attn: Susan A. Knudson

(Signature Page to October 17, 2017, Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.

EVOFEM

Evofem Biosciences, Inc.

By: /s/ Saundra Pelletier
Name: Saundra Pelletier
Title: Chief Executive Officer

Address:

Evofem Biosciences, Inc.

12400 High Bluff Drive

Suite 600

San Diego, CA 92130

SCHEDULE I

Invesco is an “accredited investor” as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term “Accredited Investor” under Regulation D refers to:

•	A person or entity who is a director or executive officer of the Company;

•

Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Securities Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

•	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

•

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

•	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (exclusive of his or her principal residence);

•

Any natural person who had an individual income in excess of $200,000 during each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

•

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

•	Any entity in which all of the equity owners are accredited investors.

As used in this Schedule I, the term “net worth” means the excess of total assets over total liabilities excluding any primary residence. As used in this Schedule I, “income” means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

Exhibit A

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS JURISDICTIONS WHERE THEY ARE BEING SOLD.

EVOFEM BIOSCIENCES, INC.

WARRANT TO PURCHASE COMMON STOCK

No.	, 20

THIS CERTIFIES THAT, for value received,              (the “Holder”), is entitled to subscribe for and purchase from Evofem Biosciences, Inc., a Delaware corporation, with its principal office at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 (“Evofem”), the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein) in accordance with provisions set forth herein.

This Warrant is being issued to Holder in accordance with the terms of that certain Securities Purchase Agreement, dated October 17, 2017, by and among Neothetics, Inc., a Delaware corporation (“Neothetics”), Evofem and Holder (the “Securities Purchase Agreement”)

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings. Terms not otherwise defined shall the meanings set forth in the Securities Purchase Agreement.

(a) “Exercise Price” shall mean $0.001 per Exercise Share subject to adjustment pursuant to Section 5 below.

(b) “Exercise Shares” shall mean [158,999,371]1 shares of common stock of Evofem, par value $0.001 per share, issuable upon exercise of this Warrant (subject to adjustment as set forth in Section 1.12(b) of the Agreement and Plan of Merger, dated as of the date hereof, among Evofem, Neothetics and the other parties thereto (the “Merger Agreement”)).

2. EXERCISE OF WARRANT. Holder will be deemed to have exercised this Warrant on a cashless basis as set forth below in this Section 2, and the rights represented by this Warrant will be fully exercised, in each case contingent upon and immediately following the conversion of shares of

[1]	Reflects total aggregate Exercise Shares to be issued pursuant to the Securities Purchase Agreement to all Funds.

preferred stock of Evofem in connection with the Merger and immediately prior to the Effective Time (as defined in the Merger Agreement).

This Warrant will be deemed exercised on a net basis such that, without payment of any cash consideration, this Warrant will be surrendered in exchange for the number of Exercise Shares as is computed using the following formula:

X = Y-(A/(B/C))

Where:

•	X equals the number of Exercise Shares to be issued to the Holder;

•	Y equals the total number of Exercise Shares;

•	A equals the Aggregate Exercise Price (as adjusted to the date of such calculation);

•

B equals the value of the aggregate amount to be distributed to holders of shares of common stock of Evofem in the Merger (as such term is defined in the Merger Agreement) which, solely for the purposes of this Warrant, shall be deemed to be $86,108,822 (subject to adjustment as provided in Section 1.12(b) of the Merger Agreement);

•	C equals 275,375,361 shares of common stock of Evofem (subject to adjustment as provided in Section 1.12(b) of the Merger Agreement).

3. COVENANTS OF EVOFEM. Evofem covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. Evofem further covenants and agrees that Evofem will at all times following the date hereof and prior to the Effective Time, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time following the date hereof and prior to the Effective Time the number of authorized but unissued shares of such series of Evofem’s equity securities shall not be sufficient to permit exercise of this Warrant, Evofem will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of Evofem’s equity securities to such number of shares as shall be sufficient for such purposes.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

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(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of Evofem is to be effected. Each instrument evidencing the Exercise Shares which Holder may hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for or Evofem) shall be imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS JURISDICTIONS WHERE THEY ARE BEING SOLD.

(b) Any book-entry evidence of the Exercise Shares shall not contain any legend (including the legend set forth in Section 4.2(a) above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Exercise Shares pursuant to Rule 144, (iii) if such Exercise Shares are eligible for sale under Rule 144, without the requirement for Evofem to be in compliance with the current public information required under Rule 144 as to such Exercise Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

4.3 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES. In the event of changes in the series of equity securities of Evofem comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. When any such adjustment is required to be made, Evofem shall promptly notify the Holder of such event and of the number of shares of Evofem’s common stock or other securities or property thereafter purchasable upon exercise of this Warrant and any resulting changes to the Exercise Price.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would

3

result in the issuance of a fractional share, Evofem shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of Evofem.

8. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable by the Holder but solely to an affiliate or fund managed by Holder in person or by duly authorized attorney, upon delivery of the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to Evofem.

9. AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of Evofem and Holder.

10. NOTICES, ETC. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email before 11:59 p.m. (recipient’s time), when transmitted; (c) if sent by email on a day other than a Business Day, or if sent by email after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address set forth on the signature page hereof for Invesco and with respect to the Company and Evofem at their respective principal places of business (or to such other address as such party shall have specified in a written notice given to the other parties hereto).

11. ACCEPTANCE. Receipt of this Warrant or the Exercise Shares by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware, made and to be performed entirely within the State of Delaware without giving effect to conflicts of law principles.

13. TERMINATION. This Warrant, and all rights, obligations and liabilities hereunder shall be automatically terminated upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the termination of the Securities Purchase Agreement in accordance with its terms, and (iii) the Effective Time.

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IN WITNESS WHEREOF, Evofem has caused this Warrant to be executed by its duly authorized officer as of             , 2017.

EVOFEM BIOSCIENCES, INC.

By:
Name:	Saundra Pelletier
Title:	Chief Executive Officer

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:

(Please Print)

Address:

(Please Print)

Dated:                                 , 20

Holder’s

Signature:

Holder’s

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B

Form of Letter of Direction

Dated:             , 2017

Invesco Asset Management Limited

Ladies and Gentlemen:

Reference is hereby made to (1) that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of October 17, 2017, by and among Neothetics, Inc., a Delaware corporation (the “Company”), Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), and Invesco Asset Management Limited, acting as agent for and on behalf of certain of its discretionary managed clients (“Invesco”), and (2) that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Evofem, and Nobelli Merger Sub, Inc., a Delaware corporation. Terms not otherwise defined, will have the meanings set forth in the Securities Purchase Agreement.

Pursuant to the terms of the Securities Purchase Agreement, Invesco will purchase or cause to be purchased the Shares immediately following the Effective Time (as defined in the Merger Agreement) in exchange for the payment of immediately available funds in the amount of $20,000,000 (the “Purchase Price”) to the Company.

The Company hereby irrevocably authorizes and directs Invesco to disburse or cause to be disbursed the Purchase Price directly to the Company pursuant to the following wire transfer instructions:

[COMPANY WIRE INSTRUCTIONS]

This Letter of Direction shall be governed by and construed in accordance with laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles or conflicts of law thereof.

[Signature Page Follows]

Very truly yours,

NEOTHETICS, INC.

By:
Name: Susan A. Knudson
Title: Chief Financial Officer